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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 3, 2001
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                        (Date of earliest event reported)


                                   MCSi, INC.
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             (Exact name of registrant as specified in its charter)


MARYLAND                              000-21561                31-1001529
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
of incorporation)                                           Identification No.)



4750 HEMPSTEAD STATION DRIVE, DAYTON, OHIO                           45429
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(Address of principal executive offices)                           (Zip Code)


                                 (937) 291-8282
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              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
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              (Former name, former address and former fiscal year,
                         if changed since last report)


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Form 8-K
Page 2

ITEM 5.           OTHER EVENTS

     On December 3, 2001, MCSi, Inc. ("MCSi" or the "Registrant") announced that it had entered into an agreement to sell its Canadian computer products operations for approximately $14.0 million, based on the estimated net book value of the assets being acquired at the closing, of which approximately $11.5 million will be payable to MCSi in cash at closing and approximately $2.5 million of which will be payable by a two year note bearing interest at the Canadian prime rate plus 1%. This sale to that operation's management is expected to close by December 31, 2001. For the nine months ended September 30, 2001, these operations had net sales of $46.0 million and a gross margin of $5.4 million or approximately 12% of its sales. The purpose of the sale is to dispose of this lower margin business so that the Registrant can continue to focus its resources on its higher margin integration services. The results of operations of, and MCSi's investment in, these operations are not significant to the Registrant's financial position or results of operations. However, MCSi anticipates that it will incur a pre-tax loss on the sale of these operations in the range of $9.0 million to $10.0 million, which will be reflected in the Registrant's results of operations for the three months and fiscal year ended December 31, 2001. MCSi anticipates that these operations will be accounted for as a discontinued operation under the provisions of Statement of Financial Accounting Standards No. 144.

     In November 2001, MCSi acquired the 41.5% of the outstanding shares that it did not already own of Zengine, Inc., an e-commerce software and services provider. In that transaction, the Registrant issued approximately 1.4 million shares of its common stock in exchange for the remaining publicly held shares of Zengine and, upon the merger with Zengine, obtained access to approximately $35 million in cash and other working capital held by Zengine at the time of the merger. MCSi is using the cash and other working capital obtained to reduce bank debt and enhance its integration services operations. The Registrant anticipates that it will incur, on a pre-tax basis, merger-related integration costs in the range of $1.0 million to $1.5 million to integrate Zengine's operations into those of MCSi, which will include downsizing and restructuring Zengine's operations, exiting duplicative facilities and terminating excess and duplicative employees. Of the total costs described above, MCSi anticipates that 41.5% (the amount of the minority interest that MCSi purchased) will be considered in the allocation of the purchase price and the remaining 58.5% will be charged to MCSi's operations as a merger-related integration charge for the three months and fiscal year ended December 31, 2001.

     Additionally, MCSi is reviewing its current operations in light of the Registrant's continued transition to audio-visual integration projects. The Registrant will commence certain actions during the fourth quarter of 2001 to restructure certain of its operations to facilitate and support the growth of its integration business. These restructuring and other charges will include the closure of underperforming or duplicative sales offices and the termination of certain employees. The pre-tax costs of these activities and the other charges are currently estimated to range between $7.3 million and $10.6 million, which will be reflected in MCSi's results of operations for the three months and fiscal year ended December 31, 2001.


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Form 8-K
Page 3


     As a result of the above, MCSi announced that it will be taking one-time charges of approximately $17.0 million to $22.0 million in the fourth quarter of 2001. The divestiture of the Canadian computer products operations, the planned closing of certain redundant facilities and the Zengine acquisition represents several in a series of steps that MCSi has taken to better position the company to focus its resources on the higher growth, higher margin systems integration and services business.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements.

                  Not Applicable

         (b)      Pro Forma Financial Information.

                  Not Applicable

         (c)      Exhibits:

                  99.0 Safe Harbor Under the Private Securities Litigation Reform Act.


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Form 8-K
Page 4


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                MCSi, INC.


Date:  December 3, 2001         By: /s/ IRA H. STANLEY
                                    --------------------------------
                                    Ira H. Stanley
                                    Chief Financial Officer